Exhibit 99.1

FOR:	Jarden Corporation

CONTACT:	Martin E. Franklin
Chairman and
Chief Executive Officer
914-967-9400

Investor Relations: Erica Pettit
Press: Evan Goetz/ Melissa Kahaly
FD
212-850-5600

FOR IMMEDIATE RELEASE

JARDEN REPORTS THIRD QUARTER 2009 RESULTS

Record Third Quarter Cash Flow from Operations of $117 Million, Compared to a Use of Cash of

$(12) Million in 2008

RYE, N.Y., October 28, 2009 — Jarden Corporation (NYSE: JAH) today reported its financial results for the three and nine months ended September 30, 2009.

For the three months ended September 30, 2009, net sales decreased to $1.4 billion compared to $1.5 billion for the same period in the previous year. Approximately $44 million of the $104 million decrease in net sales was due to foreign exchange fluctuations and declines in Jarden Process Solutions between the periods. The balance of the decrease was primarily due to overall retail weakness as a result of the macro economic environment. For the third quarter of 2009, the Company recorded net income of $73.7 million, or $0.83 per diluted share, compared to net income of $63.8 million, or $0.83 per diluted share, for the third quarter of 2008. On a non-GAAP basis, adjusted net income was $82.2 million, or $0.93 per diluted share, for the third quarter of 2009, compared to $74.9 million, or $0.98 per diluted share, for the third quarter of 2008.

For the nine months ended September 30, 2009, net sales decreased to $3.8 billion compared to $4.0 billion for the same period in the previous year. Approximately $189 million of the $273 million decrease in net sales was due to foreign exchange fluctuations and declines in Jarden Process Solutions between the periods. The balance of the decrease was primarily due to overall retail weakness as a result of the macro economic environment. For the nine months ended September 30, 2009, the Company recorded net income of $127.5 million, or $1.53 per diluted share, compared to net income of $111.5 million, or $1.46 per diluted share, for the same period in 2008. On a non-GAAP basis, adjusted net income was $152.0 million, or $1.82 per diluted share, for the nine months ended September 30, 2009, compared to $146.2 million, or $1.91 per diluted share, for the same period in 2008.

Please see the schedule accompanying this release for a reconciliation of non-GAAP segment earnings, adjusted net income and adjusted diluted earnings per share to the comparable GAAP measures.

Martin E. Franklin, Chairman and Chief Executive Officer of Jarden Corporation commented, “The businesses performed extremely well in the third quarter, as Jarden produced record third quarter cash flow from operations, bringing our nine month operating cash flow close to $350 million compared to $55 million in 2008. In addition, our focus on being proactive in managing costs and making continuous operational improvements led to meaningful gross margin and EBITDA margin expansion. Revenues remained in line with our expectations, the decline principally reflecting the tough macro economic conditions and foreign currency movements. Due to solid execution across our operating segments, we anticipate completing the full year 2009 ahead of the goals we set at the beginning of the year to generate revenue of approximately $5 billion and free cash flow in excess of $250 million.”

Mr. Franklin continued, “Based on the investments we have continued to make in new product development and brand support during the last two years and the positive momentum from 2009, we anticipate that all three primary business segments should produce organic sales growth during 2010. Despite the recessionary environment, we have created a business model that has its foundation in our focus on new products and being leaders in all the core categories that we serve. Our leadership role is driven by our commitment to innovate and encourage creativity, while at the same time offering retailers and consumers the best possible value for the products we sell. Having not completed a meaningful acquisition for over two years, we have had the opportunity to demonstrate the strength of our existing businesses and how being part of the Jarden group can enhance the growth and margin prospects for the many brands within our portfolio.”

The Company will be holding a conference call at 4:45 p.m. EDT, October 28, 2009, to further discuss its results and respond to questions. The call will be accessible via a webcast through the Company’s website at www.jarden.com and will be archived online until November 27, 2009.

Jarden Corporation is a leading provider of niche consumer products. Jarden operates in three primary business segments through a number of well recognized brands, including: Outdoor Solutions: Abu Garcia®, Berkley®, Campingaz® and Coleman®, Fenwick®, Gulp!®, JT®, K2®, Marker®, Marmot®, Mitchell®, Penn®, Rawlings®, Shakespeare®, Stearns®, Stren®, Trilene®, Volkl®, and Zoot®; Consumer Solutions: Bionaire®, Crock-Pot®, FoodSaver®, Health o meter®, Holmes®, Mr. Coffee®, Oster®, Patton®, Rival®, Seal-a-Meal®, Sunbeam®, VillaWare® and White Mountain®; and Branded Consumables: Ball®, Bee®, Bicycle®, Crawford®, Diamond®, Dicon®, First Alert®, Forster®, Hoyle®, Kerr®, Lehigh®, Leslie-Locke®, Loew Cornell® and Pine Mountain®. Headquartered in Rye, N.Y., Jarden has over 20,000 employees worldwide. For more information, please visit www.jarden.com.

Note: This news release contains “forward-looking statements” within the meaning of the federal securities laws and is intended to qualify for the Safe Harbor from liability established by the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s adjusted earnings per share, repurchase of shares of common stock from time to time under the Company’s stock repurchase program, the outlook for the Company’s markets and the demand for its products, estimated sales, segment earnings, earnings per share, cash flows from operations, free cash flow, future revenues and gross, operating and EBITDA margin improvement requirement and expansion, organic growth, the success of new product introductions, growth in costs and expenses, the impact of commodities and transportation costs, and the impact of acquisitions, divestitures, restructurings, and other unusual items, including Jarden’s ability to integrate and obtain the anticipated results and synergies from its acquisitions. These projections and statements are based on management’s estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those projected as a result of certain factors. A discussion of factors that could cause results to vary is included in the Company’s periodic and other reports filed with the Securities and Exchange Commission.

JARDEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(in millions, except earnings per share)

	Three months ended
	September 30, 2009			September 30, 2008
	As Reported (GAAP)	Adjustments (1)(2)	Adjusted (non-GAAP) (1)(2)	As Reported (GAAP)	Adjustments (1)(2)	Adjusted (non-GAAP) (1)(2)

Net sales	$1,351.3	$—	$1,351.3	$1,455.6	$—	$1,455.6

Cost of sales	954.5	—	954.5	1,039.8	—	1,039.8

Gross profit	396.8	—	396.8	415.8	—	415.8

Selling, general and administrative expenses	237.7	(4.6)	233.1	258.9	(4.0)	254.9

Reorganization and acquisition-related integration costs, net	4.3	(4.3)	—	12.8	(12.8)	—

Operating earnings	154.8	8.9	163.7	144.1	16.8	160.9

Interest expense, net	35.2	—	35.2	44.0	—	44.0

Income before taxes	119.6	8.9	128.5	100.1	16.8	116.9

Income tax provision	45.9	0.4	46.3	36.3	5.7	42.0

Net income	$73.7	$8.5	$82.2	$63.8	$11.1	$74.9

Earnings per share:

Basic	$0.84		$0.93	$0.85		$0.99

Diluted	$0.83		$0.93	$0.83		$0.98

Weighted average shares outstanding:

Basic	88.0		88.0	75.4		75.4

Diluted	88.8		88.8	76.5		76.5

See Notes to Earnings Release attached

JARDEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(in millions, except earnings per share)

	Nine months ended
	September 30, 2009			September 30, 2008
	As Reported (GAAP)	Adjustments (1)(2)	Adjusted (non-GAAP) (1)(2)	As Reported (GAAP)	Adjustments (1)(2)	Adjusted (non-GAAP) (1)(2)

Net sales	$3,759.9	$—	$3,759.9	$4,033.0	$—	$4,033.0

Cost of sales	2,714.4	—	2,714.4	2,908.6	—	2,908.6

Gross profit	1,045.5	—	1,045.5	1,124.4	—	1,124.4

Selling, general and administrative expenses	706.8	(12.3)	694.5	775.2	(12.0)	763.2

Reorganization and acquisition-related integration costs, net	22.5	(19.3)	3.2	34.6	(34.6)	—

Operating earnings	316.2	31.6	347.8	314.6	46.6	361.2

Interest expense, net	110.2	—	110.2	132.8	—	132.8

Income before taxes	206.0	31.6	237.6	181.8	46.6	228.4

Income tax provision	78.5	7.1	85.6	70.3	11.9	82.2

Net income	$127.5	$24.5	$152.0	$111.5	$34.7	$146.2

Earnings per share:

Basic	$1.54		$1.84	$1.48		$1.94

Diluted	$1.53		$1.82	$1.46		$1.91

Weighted average shares outstanding:

Basic	82.6		82.6	75.3		75.3

Diluted	83.4		83.4	76.4		76.4

See Notes to Earnings Release attached

JARDEN CORPORATION

CONSOLIDATED BALANCE SHEETS (Unaudited)

(in millions)

	September 30, 2009	December 31, 2008
Assets
Current assets:
Cash and cash equivalents	$642.9	$392.8
Accounts receivable, net	916.7	894.1
Inventories	1,172.4	1,180.4
Deferred taxes on income	132.4	147.3
Prepaid expenses and other current assets	126.7	114.5

Total current assets	2,991.1	2,729.1

Property, plant and equipment, net	508.6	506.9
Goodwill	1,532.6	1,476.1
Intangible assets, net	939.6	936.6
Other assets	87.9	78.3

Total assets	$6,059.8	$5,727.0

Liabilities and stockholders’ equity
Current liabilities:
Short-term debt and current portion of long-term debt	$278.7	$431.4
Accounts payable	467.8	422.1
Accrued salaries, wages and employee benefits	158.3	142.0
Taxes on income	37.1	22.7
Other current liabilities	399.9	336.2

Total current liabilities	1,341.8	1,354.4

Long-term debt	2,400.9	2,436.9
Deferred taxes on income	231.9	232.8
Other non-current liabilities	329.9	318.7

Total liabilities	4,304.5	4,342.8

Total stockholders’ equity	1,755.3	1,384.2

Total liabilities and stockholders’ equity	$6,059.8	$5,727.0

See Notes to Earnings Release attached

JARDEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(in millions)

	Three months ended		Nine months ended
	September 30, 2009	September 30, 2008	September 30, 2009	September 30, 2008
Cash flows from operating activities:
Net income	$73.7	$63.8	$127.5	$111.5
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	32.7	30.8	94.4	89.7
Other non-cash items	37.5	35.4	56.8	61.1
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	(95.5)	(128.8)	(8.4)	(30.6)
Inventory	(38.2)	(46.3)	36.4	(169.3)
Accounts payable	48.3	16.6	35.6	38.1
Other current assets and liabilities	58.7	16.4	5.9	(45.8)

Net cash provided by (used in) operating activities	117.2	(12.1)	348.2	54.7

Cash flows from financing activities:
Net change in short-term debt	(6.3)	18.1	(139.4)	66.8
Proceeds from issuance of long-term debt	—	—	292.2	25.0
Payments on long-term debt	(56.0)	(4.5)	(350.3)	(20.7)
Proceeds from issuance of stock, net of transaction fees	0.6	—	203.3	1.9
Repurchase of common stock and shares tendered	—	—	(0.5)	(10.9)
Debt issuance and settlement costs	(7.1)	(0.4)	(16.9)	(2.6)
Other, net	—	—	—	(2.5)

Net cash provided by (used in) financing activities	(68.8)	13.2	(11.6)	57.0

Cash flows from investing activities:
Additions to property, plant and equipment	(31.8)	(24.7)	(76.2)	(70.0)
Acquisition of businesses, net of cash acquired and earnout payments	(1.7)	(11.7)	(13.7)	(40.8)
Other	(6.7)	—	(11.0)	(7.4)

Net cash used in investing activities	(40.2)	(36.4)	(100.9)	(118.2)

Effect of exchange rate changes on cash and cash equivalents	8.5	(5.0)	14.4	0.7

Net increase (decrease) in cash and cash equivalents	16.7	(40.3)	250.1	(5.8)
Cash and cash equivalents at beginning of period	626.2	255.0	392.8	220.5

Cash and cash equivalents at end of period	$642.9	$214.7	$642.9	$214.7

See Notes to Earnings Release attached

JARDEN CORPORATION

NET SALES AND OPERATING EARNINGS BY SEGMENT (Unaudited)

(in millions)

	Outdoor Solutions	Consumer Solutions	Branded Consumables	Process Solutions	Intercompany Eliminations (a)	Total Operating Segments	Corporate/ Unallocated	Consolidated

Three months ended September 30, 2009
Net sales	$565.7	$510.3	$224.6	$60.8	$(10.1)	$1,351.3	$—	$1,351.3

Segment earnings (loss)	$85.0	$86.7	$36.6	$7.6	$—	$215.9	$(24.1)	$191.8

Adjustments to reconcile to reported operating earnings (loss):
Reorganization and acquisition-related integration costs, net	(4.3)	—	—	—	—	(4.3)	—	(4.3)

Depreciation and amortization	(17.3)	(7.4)	(4.9)	(2.9)	—	(32.5)	(0.2)	(32.7)

Operating earnings (loss)	$63.4	$79.3	$31.7	$4.7	$—	$179.1	$(24.3)	$154.8

	Outdoor Solutions	Consumer Solutions	Branded Consumables	Process Solutions	Intercompany Eliminations (a)	Total Operating Segments	Corporate/ Unallocated	Consolidated

Three months ended September 30, 2008
Net sales	$620.1	$542.7	$223.5	$83.7	$(14.4)	$1,455.6	$—	$1,455.6

Segment earnings (loss)	$83.6	$82.8	$36.5	$8.9	$—	$211.8	$(24.1)	$187.7

Adjustments to reconcile to reported operating earnings (loss):
Reorganization and acquisition-related integration costs, net	(6.8)	—	(2.5)	(0.7)	—	(10.0)	(2.8)	(12.8)
Depreciation and amortization	(15.9)	(6.8)	(4.7)	(3.2)	—	(30.6)	(0.2)	(30.8)

Operating earnings (loss)	$60.9	$76.0	$29.3	$5.0	$—	$171.2	$(27.1)	$144.1

JARDEN CORPORATION

NET SALES AND OPERATING EARNINGS BY SEGMENT (Unaudited)

(in millions)

	Outdoor Solutions	Consumer Solutions	Branded Consumables	Process Solutions	Intercompany Eliminations (a)	Total Operating Segments	Corporate/ Unallocated	Consolidated

Nine months ended September 30, 2009
Net sales	$1,794.8	$1,218.4	$586.9	$196.9	$(37.1)	$3,759.9	$—	$3,759.9

Segment earnings (loss)	$227.4	$174.0	$80.7	$23.2	$—	$505.3	$(75.4)	$429.9

Adjustments to reconcile to reported operating earnings (loss):
Reorganization and acquisition-related integration costs, net	(19.3)	—	—	—	—	(19.3)	—	(19.3)

Depreciation and amortization	(49.8)	(20.7)	(14.7)	(8.6)	—	(93.8)	(0.6)	(94.4)

Operating earnings (loss)	$158.3	$153.3	$66.0	$14.6	$—	$392.2	$(76.0)	$316.2

	Outdoor Solutions	Consumer Solutions	Branded Consumables	Process Solutions	Intercompany Eliminations (a)	Total Operating Segments	Corporate/ Unallocated	Consolidated

Nine months ended September 30, 2008
Net sales	$1,987.0	$1,242.3	$589.3	$264.5	$(50.1)	$4,033.0	$—	$4,033.0

Segment earnings (loss)	$240.3	$161.0	$76.7	$29.4	$—	$507.4	$(68.5)	$438.9

Adjustments to reconcile to reported operating earnings (loss):
Reorganization and acquisition-related integration costs, net	(20.8)	—	(6.0)	(2.8)	—	(29.6)	(5.0)	(34.6)
Depreciation and amortization	(46.8)	(19.7)	(13.1)	(9.3)	—	(88.9)	(0.8)	(89.7)

Operating earnings (loss)	$172.7	$141.3	$57.6	$17.3	$—	$388.9	$(74.3)	$314.6

(a)	Intersegment sales are recorded at cost plus an agreed-upon intercompany profit on intersegment sales.

Jarden Corporation

Notes to Earnings Release

Note 1: Adjustments relate to items that are excluded from the “As reported” results to arrive at the “Adjusted” results for the three and nine months ended September 30, 2009 and 2008. For the three months ended September 30, 2009, adjustments to net income consist of $4.3 million of reorganization and acquisition-related integration costs in the Outdoor Solutions segment and $4.6 million of amortization of acquired intangible assets. Also, included in the adjustments to net income for the three months ended September 30, 2009 is the tax provision adjustment of $0.4 million which reflects the normalization of the adjusted results to the Company’s estimated 36% effective tax rate.

For the three months ended September 30, 2008, adjustments to net income consist of $12.8 million of reorganization and acquisition-related integration costs and $4.0 million of amortization of acquired intangible assets. Also, included in the adjustments to net income for the three months ended September 30, 2008 is the tax provision adjustment of $5.7 million which reflects the normalization of the adjusted results to the Company’s estimated 36% effective tax rate.

For the nine months ended September 30, 2009, adjustments to net income consist of $19.3 million of reorganization and acquisition-related integration costs in the Outdoor Solutions segment and $12.3 million of amortization of acquired intangible assets. Also, included in the adjustments to net income for the nine months ended September 30, 2009 is the tax provision adjustment of $7.1 million which reflects the normalization of the adjusted results to the Company’s estimated 36% effective tax rate.

For the nine months ended September 30, 2008, adjustments to net income consist of $34.6 million of reorganization and acquisition-related integration costs and $12.0 million of amortization of acquired intangible assets. Also, included in the adjustments to net income for the nine months ended September 30, 2008 is the tax provision adjustment of $11.9 million which reflects the normalization of the adjusted results to the Company’s estimated 36% effective tax rate.

Note 2: This earnings release contains non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets, or statements of cash flows of the Company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Pursuant to the requirements of Regulation G, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. These non-GAAP measures are provided because management of the Company uses these financial measures in maintaining and evaluating the Company’s ongoing financial results and trends. Management uses this non-GAAP information as an indicator of business performance, and evaluates overall management with respect to such indicators. Additionally, the Company uses non-GAAP financial measures because the Company’s credit agreement provides for certain adjustments in calculations used for determining whether the Company is in compliance with certain credit agreement covenants, including, but not limited to, adjustments relating to non-cash purchase accounting adjustments, non-cash impairment charge of goodwill and other intangibles, certain reorganization and acquisition-related integration costs, non-cash stock-based compensation costs and loss on early extinguishment of debt. These non-GAAP measures should be considered in addition to, not as a substitute for, measures of financial performance prepared in accordance with GAAP.

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